                              State of Delaware

                       Office of the Secretary of State
                       --------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF
AMENDMENT OF "CHEMICAL ACCEPTANCE CORPORATION", CHANGING ITS NAME FROM "CHEMICAL ACCEPTANCE CORPORATION" TO "CHASE MANHATTAN ACCEPTANCE CORPORATION", FILED IN THIS OFFICE ON THE FIFTH DAY OF AUGUST, A.D. 1998, AT 4:30 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.





                                        /s/ Edward J. Freel
                [SEAL OMITTED]          -----------------------------------
                                        Edward J. Freel, Secretary of State


2153527   8100                          AUTHENTICATION: 9237615
981306897                                         DATE: 08-06-98







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                           CERTIFICATE OF AMENDMENT
                                      OF
                       THE CERTIFICATE OF INCORPORATION
                                      OF
                       CHEMICAL ACCEPTANCE CORPORATION



     I, Michael P. Zarilli, the President of Chemical Acceptance Corporation (the "Corporation"), a Corporation organized and existing under and by virtue of the Delaware General Corporation Law, DOES HEREBY CERTIFY:

        FIRST, that the Board of Directors of the Corporation by the unanimous written consent of its members duly adopted resolutions, which were filed with the Minutes of said Board of Directors, setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and requiring the authorization of such amendment by the sole shareholder of the Corporation. The resolution setting forth the proposed amendment is as follows:

        RESOLVED, that the Certificate of Incorporation of Chemical Acceptance Corporation, be amended by changing the Article First thereto so that, as amended, said Article shall be and read as follows:

        "The name of the Corporation is: Chase Manhattan Acceptance
        Corporation"

        SECOND, that thereafter, by means of a written consent in lieu of a meeting and vote of the sole shareholder, pursuant to a resolution of the Board of Directors of the Corporation, the sole shareholder has given written consent to said amendment in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

        THIRD, that the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the Delaware General Corporation Law.

        IN WITNESS WHEREOF, Michael P. Zarilli, President, has signed this certificate, as attested by Martin R. Joyce, Assistant Secretary this 4th day of August, 1998.


                                               CHEMICAL ACCEPTANCE CORPORATION

ATTEST:


BY: /s/ Martin R. Joyce                        /s/ Michael P. Zarilli
    ------------------------                   -----------------------
    Martin. R. Joyce,                          Michael P. Zarilli, President
    Asst. Secretary